Exhibit 10.2

FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT
This First Amendment to Loan and Security Agreement (the “Amendment”) is dated as of December 16, 2014, by and among (i) FIVE9, INC., a Delaware corporation and FIVE9 ACQUISITION LLC, a Delaware limited liability company (collectively, “Borrower”), (ii) FIFTH STREET FINANCE CORP., a Delaware corporation, as the administrative agent for the Lenders (in such capacity, “Agent”), and (iii) the lenders identified on the signature pages hereof (collectively, “Lenders”).
RECITALS
A.    Pursuant to that certain Loan and Security Agreement dated as of February 20, 2014, by and among Borrower, Agent and Lenders (the “Loan and Security Agreement”), Borrower has received a Loan from Lenders in the maximum original principal amount of Thirty Million Dollars ($30,000,000), as evidenced by certain Notes executed by Borrower in favor of Lenders dated as of February 20, 2014.
B.    Borrower has requested, and Agent and Lenders have agreed, to modify the Loan and Security Agreement, as set forth herein, subject to the terms and conditions set forth herein below. All capitalized terms used herein and not otherwise defined shall have the meanings given to such terms in the Loan and Security Agreement.
AGREEMENT
NOW, THEREFORE, in consideration of the premises set forth above and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree to the following:
1.Modification of Loan and Security Agreement. Section 8.24 of the Loan and Security Agreement is deleted in its entirety and replaced with the following:
“    8.24    Permitted Senior Debt. The Agent and Lenders acknowledge and agree that Borrower entered into the Loan and Security Agreement dated as of March 8, 2013, as amended by that certain First Amendment to Loan and Security Agreement dated as of October 18, 2013, that certain Consent and Second Amendment to Loan and Security Agreement dated as of February 20, 2014, and that certain Third Amendment to Loan and Security Agreement dated as of December 16, 2014 (as may be further amended or otherwise modified), between Lead Borrower and City National Bank (as such Person may be replaced, the “Senior Lender”), pursuant to which Borrower incurred a secured senior revolving facility, ACH line facility and term loan (as such revolving facility, ACH line facility and term loan may be extended, modified, refinanced or renewed, the “Senior Debt”) in an amount not to exceed Twenty-Seven Million Two Hundred Thousand Dollars $27,200,000 ($20,000,000 of which is the revolving facility), which Senior Debt is subject to a certain Subordination Agreement dated February 20, 2014, by and between the Senior Lender and Agent, as amended by that certain First Amendment to Subordination Agreement dated December 16, 2014 (as further amended from time to time, the “Intercreditor Agreement”). Such Senior Debt shall be secured only by the “Collateral” as such term is defined and used in the Intercreditor Agreement.”
2.Ratification of Loan Documents and Collateral. Borrower hereby ratifies and affirms each of the Loan Documents, as amended hereby, and agrees to perform each obligation set forth in each of the Loan Documents, as amended hereby. Except as specifically modified and amended herein, all terms, warranties, representations, conditions and covenants contained in the Loan and Security Agreement and the other Loan Documents shall remain in full force and effect. Any property or rights to or interests in property granted as security in the Loan Documents shall remain as security for the Loan and the obligations of Borrower in the Loan Documents.
3.Borrower Representations and Warranties. Borrower represents and warrants to Agent and Lenders as of the date hereof that:
(a)The representations, warranties, certifications and agreements contained in the Loan Documents are true, complete and accurate in all material respects as of the date hereof provided, however, that those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of such date.
(b)Borrower and, to Borrower’s knowledge, Agent and Lenders have performed all of their respective obligations under the Loan Documents and Borrower has no knowledge of the occurrence of any event which with the giving of notice, the passage of time or both would constitute a Default or an Event of Default under the Loan Documents.
(c)Borrower has no claim against Agent or Lenders and no offset or defense to the payment or performance of the Obligations or any counterclaim or right to rescission to enforcement of any of the terms of the Loan Documents.
(d)No voluntary actions or, to Borrower’s knowledge, involuntary actions are pending against Borrower under the bankruptcy or insolvency laws of the United States or any state thereof.
(e)The Loan Documents, as any of the same have been modified, amended and restated, are the valid, legal and binding obligation of Borrower.
4.Covenants of Borrower. Borrower covenants to Agent and Lenders as follows:
(a)Borrower shall cause to be executed, delivered, and performed such additional agreements, documents, and instruments as reasonably required by Agent to effectuate the intent of this Amendment.
(b)Borrower fully, finally, and forever releases and discharges Agent and Lenders, together with their respective successors, assigns, directors, officers, employees, agents, and representatives from any and all actions, causes of action, claims, debts, demands, liabilities, obligations, and suits, of whatever kind or nature, in law or in equity (collectively, the “Claim”), that Borrower has or in the future may have, whether known or unknown, but only with respect to those Claims for which both of the following are true: (i) the Claim is in respect to the Loan, the Loan Documents, or the actions or omissions of Agent or Lenders in respect to the Loan or the Loan Documents, and (ii) the Claim arises from events occurring prior to the date of this Amendment. It is the intention of Borrower that the above release shall be effective as a full and final release of each and every matter specifically and generally referred to above.
5.Costs and Expenses. In accordance with Section 1.3(c) of the Loan and Security Agreement, Borrower agrees to promptly pay all reasonable and out-of-pocket fees, charges, costs and expenses (including reasonable attorneys’ fees and expenses, accounting, consulting, brokerage or other similar professional fees and expenses and travel expenses) incurred by the Agent and/or any Lender in connection with any matters contemplated by or arising out of the Loan Documents, including in connection with the examination, review, due diligence investigation, documentation, negotiation, closing of the transactions contemplated therein and in connection with the continued administration of the Loan Documents including any amendments, modifications, subordination or intercreditor agreements, consents and waivers. All fees, charges, costs and expenses for which Borrower is responsible pursuant hereto shall be deemed part of the Obligations when incurred, payable upon demand and secured by the Collateral.

6.Conditions Precedent. Agent and Lenders shall not be bound by this Amendment unless and until Agent has received (i) fully executed copies of this Amendment, (ii) an amendment fee, for the ratable account of the Lenders, in an amount equal to $25,000, and (iii) all reasonable costs and expenses of Agent and Lenders in connection with this Amendment have been paid.
7.Miscellaneous.
(a)The Loan Documents as modified herein contain the entire understanding and agreement of Borrower, Agent and Lenders with respect to the Loan and supersede all prior representations, warranties, agreements, arrangements, and understandings. No provision of the Loan Documents as modified may be changed, discharged, supplemented, terminated, or waived except in a writing signed by Agent, Lenders and Borrower.
(b)All references in the Loan Documents to the Loan and Security Agreement shall mean the Loan and Security Agreement as hereby modified and amended. This Amendment shall also constitute a Loan Document and all terms and conditions of the Loan and Security Agreement (as modified herein) including, without limitation, events of default, maturity dates and the miscellaneous provisions set forth therein, including without limitation, consent to jurisdiction, applicable law, and waiver of jury are incorporated herein as though set forth in full and Agent and Lenders shall be entitled to the benefits thereof with respect to this Amendment.
(c)This Amendment may be executed in any number of counterparts with the same effect as if all parties hereto had signed the same document. All such counterparts shall be construed together and shall constitute one instrument, but in making proof hereof it shall only be necessary to produce one such counterpart.
[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the undersigned have entered into this Amendment as of the date first above written.

BORROWER:

FIVE9, INC.,
a Delaware corporation

By:	/s/ Barry Zwarenstein
Name:	Barry Zwarenstein
Title:	CFO

FIVE9 ACQUISITION LLC,
a Delaware limited liability company

By:	/s/ David Hill
Name:	David Hill
Title:	President

[signatures continued on following page]

AGENT:

FIFTH STREET FINANCE CORP.,
a Delaware corporation

By:    Fifth Street Management LLC,
a Delaware limited liability company,
its Agent

By: /s/ Ivelin M. Dimitrov
Ivelin M. Dimitrov, Chief Investment Officer

LENDERS:

FIFTH STREET FINANCE CORP.,
a Delaware corporation

By:     Fifth Street Management LLC,
a Delaware limited liability company,
its Agent

By: /s/ Ivelin M. Dimitrov
Ivelin M. Dimitrov, Chief Investment Officer

FIFTH STREET MEZZANINE PARTNERS V, L.P.,
a Delaware limited partnership

By:    FSMP V GP, LLC,
a Delaware limited liability company,
its General Partner

By: /s/ Bernard D. Berman
Bernard D. Berman, Manager